UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2018
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2018, Masonite International Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K disclosing that Daphne E. Jones, Thomas W. Greene, and William S. Oesterle had been appointed to the Company’s Board of Directors on February 26, 2018. On May 10, 2018, Daphne E. Jones was appointed to the Audit Committee of the Company, Thomas W. Greene, was appointed to the Corporate Governance and Nominating Committee of the Company, and William S. Oesterle was appointed to the Human Resources and Compensation Committee of the Company. The Board of Directors has determined that Ms. Jones and Messrs. Greene and Oesterle each meet all applicable independence requirements to serve on such committees, including those set forth in the Company’s Corporate Governance Guidelines, under the New York Stock Exchange rules, and under the rules and regulations of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 10, 2018, the Company held the 2018 Annual General Meeting of Shareholders (the “Annual Meeting”) at the University Club of Tampa in Tampa, Florida. A total of 25,355,540 shares of the Company’s common stock, out of a total of 28,002,045 shares of the Company’s common stock outstanding and entitled to vote as of the record date, were present in person or represented by proxies. Each of the proposals is described in detail in the Proxy Statement relating to the Annual Meeting filed with the SEC on March 26, 2018 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

Proposal - Election of Directors
The following directors were elected to the Company’s Board of Directors at the Annual Meeting to serve as Directors until the Company’s 2019 Annual General Meeting of shareholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Frederick J. Lynch	24,596,156	79,008	680,376
Jody L. Bilney	24,586,516	88,648	680,376
Robert J. Byrne	24,596,099	79,065	680,376
Peter R. Dachowski	24,606,047	69,117	680,376
Jonathan F. Foster	24,535,408	139,756	680,376
Thomas W. Greene	24,636,556	36,608	680,376
Daphne E. Jones	24,636,571	38,593	680,376
George A. Lorch	24,591,509	83,655	680,376
William S. Oesterle	24,636,556	38,608	680,376
Francis M. Scricco	24,583,040	92,124	680,376

Proposal 2 - Advisory Vote on Executive Compensation
The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
24,151,570	500,599	22,995	680,376

Proposal 3 - Appointment of Independent Registered Public Accounting Firm
The shareholders voted at the Annual Meeting to approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2018.

For	Against	Abstain	Broker Non-Votes
25,342,646	4,866	8,028	—

Item 8.01	Other Events.
(a)    On May 10, 2018 the Company's Board of Directors approved an additional share repurchase program pursuant to which the Company may repurchase from time to time up to $250 million of its outstanding common shares. On May 10, 2018, the Company issued a press release announcing the additional share repurchase program, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)    In the Proxy Statement, the Company announced that it intends to hold its 2019 annual meeting of shareholders (the "2019 Annual Meeting") on May 15, 2019. The Company currently contemplates that the 2019 Annual Meeting will instead be held on May 14, 2019. Accordingly, assuming the 2019 Annual Meeting is held on May 14, 2019, any director nominations submitted for consideration at such meeting pursuant to our Articles must be received no earlier than March 8, 2019 and no later than April 15, 2019 in order for it to be deemed timely received. Deadlines for submission of shareholder proposals for the 2019 Annual Meeting in accordance with the Business Corporations Act (British Columbia) and Rule 14A-8 of the Exchange Act remain as set forth in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release issued by Masonite International Corporation on May 10, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	May 15, 2018	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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